UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 24, 2016

MINDBODY, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220
San Luis Obispo, California 93401
(Address of principal executive offices, including zip code)

(877) 755-4279
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 24, 2016, the board of directors (the “Board”) of MINDBODY, Inc. (the “Company”) appointed Cipora Herman to serve as a member of the Board, effective immediately. Ms. Herman will serve as a Class II director, with a term expiring at the Company’s 2017 annual meeting of stockholders. In addition, on the same date, the Board appointed Ms. Herman as a member of the audit committee of the Board.

Ms. Herman served as Chief Financial Officer for the National Football League’s San Francisco 49ers, from October 2012 to April 2016. Prior to joining the 49ers, Ms. Herman was the Vice President of Finance and Treasurer of Facebook, Inc., a social media company, where she worked from September 2007 to October 2012. In addition, from June 2003 to September 2007, Ms. Herman served in various finance positions at Yahoo! Inc., a digital media company, including most recently as Vice President of Finance and Treasurer. She holds an A.B., an M.A., and an M.B.A., all from Stanford University.
In accordance with the Company’s Outside Director Compensation Policy, Ms. Herman was granted an award of restricted stock units with a value of approximately $350,000 (the “RSU Award”). The RSU Award will vest in four equal annual installments on each anniversary of the grant date, in each case subject to Ms. Herman continuing to be a service provider through each applicable vesting date. The RSU Award is subject to the terms and conditions of the MINDBODY, Inc. 2015 Equity Incentive Plan and the related restricted stock unit award agreement, copies of which have been filed as Exhibit 10.2 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-204068) filed with the Securities and Exchange Commission on June 8, 2015 and incorporated herein in their entirety by reference. In addition, Ms. Herman is eligible to receive cash compensation in the form of annual cash retainers for service on the Board and Board committees, as applicable, and additional annual equity awards, in each case, in accordance with the terms and conditions of the Company’s Outside Director Compensation Policy. The foregoing summary of the Outside Director Compensation Policy does not purport to be complete and is qualified in its entirety by the full text of the Outside Director Compensation Policy, a copy of which has been filed as Exhibit 10.16 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-204068) filed with the Securities and Exchange Commission on June 8, 2015 and incorporated herein its entirety by reference.
Ms. Herman also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-204068) filed with the Securities and Exchange Commission on June 8, 2015 and incorporated herein its entirety by reference.
There is no arrangement or understanding between Ms. Herman and any other persons pursuant to which Ms. Herman was elected as a director. In addition, Ms. Herman is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On October 24, 2016, the Company issued a press release announcing Ms. Herman’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 24, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Kimberly G. Lytikainen
Kimberly G. Lytikainen General Counsel and Secretary
Date: October 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 24, 2016.